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                        SECURITIES AND EXCHANGE COMMISSION


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                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      May 18, 1995
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                                     Armco Inc.
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                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
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(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
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         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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ITEM 5.	OTHER EVENTS.

     Armco Inc. ("Armco") together with USX Corporation signed a letter of intent on May 18, 1995, to sell their respective 50% partnership interests in National-Oilwell to a group including Duff & Phelps/Inverness LLC and Bain Capital. Armco owns its 50% interest through its wholly owned subsidiary, National Supply Company, Inc. National-Oilwell, headquartered in Houston, Texas, is an oil and gas service company that distributes oilfield tubular pipe and oilfield supplies and manufactures drilling equipment and process pumps. The sale, which is subject to several contingencies, including obtaining financing, is anticipated to close during the third quarter of 1995. Other details of the transaction were not disclosed.

     Armco's investment in National-Oilwell was $79.5 million at December 31, 1994 and, for the year 1994, Armco recognized $9.8 million of equity income, including $6.4 million in gains from National-
Oilwell's disposal of certain operating assets.

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                              SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ARMCO INC.



Date:  June 5, 1995                   By: /s/ Gary R. Hildreth
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                                                   Gary R. Hildreth
                                                   Vice President


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